Exhibit 10.1

ACCOUNTS RECEIVABLE

ASSIGNMENT AGREEMENT

This is an agreement made and effective as of October 13, 2017 by and between Turbine International, LLC., a Delaware corporation, located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 91801 (“TI”) and Capstone Turbine Corporation, located at 21211 Nordhoff Street, Chatsworth, CA 91311 (“Capstone”)

WHEREAS, Capstone manufactures microturbine generator systems and accessories which have been marketed, sold, and serviced in the Russian oil and gas market via Capstone’s existing Russian distributor, BPC Engineering (“BPC”);

WHEREAS, BPC has not been meeting is various contractual obligations including the remittance of balances otherwise owed to Capstone, and Capstone has been engaged in discussions for possible new distribution partners;

WHEREAS, TI as expressed interest in becoming Capstone’s new distributor for the Russian oil & gas market;

WHEREAS, the parties have entered into a letter agreement dated September 6, 2017 (“Letter Agreement”) setting forth the details in which TI may become Capstone’s new Russian oil & gas distributor and are working on finalizing a new distributor agreement accordingly (“New Agreement”)

WHEREAS, Capstone has all right, title, and interest to the account(s) receivable owed by BPC as set forth in Schedule 1 herein (“Accounts Receivable”);

WHEREAS, as part of the Letter Agreement, TI is interested in obtaining an assignment of all rights associated with said Accounts Receivable;

Now, for good and valuable consideration received, the parties agree as follows:

1.TI agrees to pay Capstone the total of Two Million Five Hundred Thousand US Dollars (US $ 2,500,000) for the assignment of the Accounts Receivable as set forth below:

•	US $100,000 upon the full execution of the Letter Agreement (“First Payment”),
•	US $ 600,000 on or before November 20, 2017 (“Second Payment”)
•	US $1,800,000 on or before February 1, 2017 (“Final Payment”).

2.Upon Capstone’s receipt of the First Payment, Second Payment and Final Payment, Capstone transfers all right, title and interest in and to the Accounts Receivable.

3.Said assignment will be made without recourse and Capstone warrants that the said account(s) are just and due and the undersigned has not received payment for same or any part thereof.

Turbine International, LLCCapstone Turbine Corporation

By:  /s/ Gloria Penafiel_______________By: /s/ Jim Crouse_______________

Name: Gloria Penafiel_______________Name: Jim Crouse_______________

Title: Secretary_____________________Title: EVP, Sales & Marketing_____

Date: October 13, 2017______________Date: October 13, 2017___________

Schedule 1

Assignment of Accounts Receivable

The account(s) receivable as set forth herein shall the amount of US$ 6,397,508.39 currently owed to Capstone by BPC.